Exhibit No. 99.1

ILLINOIS TOOL WORKS INC.
2011 EXECUTIVE INCENTIVE PLAN
(Adopted by the Board of Directors on December 10, 2010)
(Effective March 1, 2011)

SECTION 1 PURPOSE

The purpose of the Plan is to provide key employees with a meaningful annual incentive opportunity geared to the achievement of specific corporate, operating group or individual performance goals.

SECTION 2 DEFINITIONS

162(m) Participant: A Participant in the Plan with respect to whom the Committee determines that the limitation on deductibility imposed by Section 162(m) of the Code could apply.

162(m) Plan: The Illinois Tool Works Inc. 2011 Cash Incentive Plan or any successor plan of the Company that applies to incentive cash compensation paid to 162(m) Participants.

Award: The opportunity to earn cash compensation under this Plan, subject to the achievement by the Company and/or the Participant of one or more Performance Goals and such other terms and conditions as the Committee may impose.

Board: The Board of Directors of the Company.

Cause: A Participant’s employment shall be deemed to have been terminated for Cause if, without the written consent of the Company, the Participant (i) participates in dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company, an Employer or a Subsidiary, (ii) commits any unlawful or criminal activity of a serious nature, (iii) commits any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties or (iv) materially breaches any confidentiality or noncompete agreement entered into with the Company or an Employer. The Company shall have the burden of proving that Cause exists. For purposes of this Plan, the Participant shall not be deemed to have been terminated for “Cause” hereunder unless (i) the Participant receives a Notice of Termination setting forth the grounds for the termination at least 30 calendar days prior to the specified Termination Date, (ii) if requested by the Participant, the Participant (and/or the Participant’s counsel or other representative) is granted a hearing before the full Board and (iii) a majority of the members of the full Board determine that the Participant violated one or more of the provisions of the definition of “Cause” set forth above.

Code: The Internal Revenue Code of 1986, as amended.

Committee: The Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan.

Company: Illinois Tool Works Inc., a Delaware corporation, and any successor thereto.

Corporate Change: Any of the following: (i) the dissolution of the Company; (ii) the merger, consolidation, or reorganization of the Company with any other corporation after which the holders of the Company’s common stock immediately prior to the effective date thereof hold less than 70% of the outstanding common stock of the surviving or resulting entity; (iii) the sale to any person or entity, other than a wholly owned subsidiary, of Company assets having a total gross fair market value of at least 40% of the total gross fair market value of all Company assets; (iv) any entity, person or group of persons acting in concert, other than descendants of Byron L. Smith and trusts for the benefit of such descendants, becoming the beneficial owner, directly or indirectly, of more than 30% of the Company’s outstanding common stock; or (v) the individuals who, as of the close of the most recent annual meeting of the Company’s stockholders, are members of the Board (the “Existing Directors”) ceasing for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election, by the Company’s stockholders of any new director was approved by a vote of at least 50% of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either (i) a stockholder nomination pursuant to Rule 14a-11 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto, or (ii) an actual or threatened solicitation of proxies by or on behalf of anyone other than the Board.

Disabled: A Participant who is considered disabled within the meaning of the Company’s Savings and Investment Plan, as amended from time to time, or other retirement plan applicable to the Participant.

Employer: The Company or any Subsidiary of the Company which employs a Participant.

Final Award: The final cash payment with respect to an Award as determined by the Committee following the end of the Performance Year for such Award.

Good Reason: Means, without the express written consent of the Participant: (i) any material reduction in overall responsibilities, level of authority, or level of reporting (for Vice Presidents and above); (ii) any material reduction in base salary other than a reduction which is applied to all non-union employees of the Company or Subsidiary in the same dollar amount or percentage; or (iii) the Company’s or Subsidiary’s requiring the Participant to perform services at any office or location that is in excess of 50 miles from the principal location of the Participant’s work during the 90-day period immediately preceding the Corporate Change, except for travel reasonably required in the performance of the Participant’s responsibilities. Before a termination by the Participant will constitute termination for Good Reason, the Participant must give notice of his or her termination of employment within 90 calendar days of the occurrence of the event that constitutes Good Reason. Failure to provide such notice within such 90-day period shall be conclusive proof that the Participant shall not have Good Reason to terminate employment. For purposes of this paragraph, Good Reason shall exist only if the Company or Subsidiary fails to remedy the event or events constituting Good Reason within 30 calendar days after receipt of the notice of termination of employment from the Participant.

O Factor: Performance objectives for individual key employees determined pursuant to Section 4.

O Factor Award: A Final Award to be paid to a Participant pursuant to Section 6 based on the degree of achievement of the related O Factors.

P Factor: Performance objectives for the Company as a whole or any of its business units determined pursuant to Section 5 based on the degree of achievement of the related P Factors.

P Factor Award: A Final Award to be paid to a Participant pursuant to Section 6.

Participant: Any employee of the Company or a Subsidiary who is approved by the Committee or management of the Company to participate in the Plan.

Performance Goals: The performance objectives established by the Committee with respect to O Factors or P Factors.

Performance Year: The calendar year with respect to which Performance Goals applicable to Awards are measured.

Plan: The Illinois Tool Works Inc. 2011 Executive Incentive Plan, as amended from time to time.

Retirement: Voluntary termination of employment while eligible for retirement as defined by the Committee in connection with an Award or if not so defined, as defined by the Company’s tax-qualified defined benefit retirement plan.

Subsidiary: Any entity in which the Company directly or through intervening subsidiaries owns 50% or more of the total combined voting power or value of all classes of stock, or, in the case of an unincorporated entity, a 50% or more interest in the capital and profits.

SECTION 3 ADMINISTRATION

The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, to establish the terms and conditions of Awards, to determine the extent to which cash payments are actually earned pursuant to Awards and the amounts to be paid, and to interpret this Plan and to make all determinations necessary or advisable for the administration of this Plan.

The Committee may establish and/or approve O Factors and P Factors that measure the performance of the Company as a whole, of any Subsidiary, division or other business unit of the Company, and/or of the Participant. The Committee may establish and/or approve one or more subjective Performance Goals provided that such Performance Goals comply with the requirements of Treasury Regulation §409A-1(e)(2). In establishing or approving Performance Goals based on financial measures and in measuring the attainment of such Performance Goals, the Committee may in its discretion exclude the effect of restructuring charges, discontinued operations, extraordinary items, cumulative effects of accounting charges and other unusual or nonrecurring items, asset impairment and the effect of foreign currency fluctuations.

For each Performance Year, the Committee or management of the Company shall determine the Participants who shall receive Awards relating to such Performance Year, and shall establish and/or approve and communicate to such Participants the Performance Goals and other terms and conditions of the Awards for such Performance Year.

As soon as reasonably practicable following the end of a Performance Year, the Committee shall determine to what extent the Performance Goals applicable to each Award have been attained, and in each case shall determine the Final Award. In the event that a Participant has transferred from one position to another during the Performance Year, the Committee may make appropriate adjustments to the Final Award, including adjustments to the combination of Performance Goals applied in determining the Final Award.

Final Awards shall be paid to all Participants who are U.S. taxpayers no later than March 15 of the calendar year following the Performance Year, subject to the Participant’s continued employment with the Company or a Subsidiary as of the date on which the Final Award is paid.

The determination of the Committee on all matters relating to the Plan and all Awards shall be made in the sole discretion of the Committee, and shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award.

SECTION 4 O FACTOR AWARDS

On or before March 31 of each fiscal year (and in any event before the achievement of the performance objectives become substantially certain to be met), the Committee may establish and/or approve written O Factors for each Participant and a formula to determine the percentage of the maximum O Factor Award payable to the Participant based upon the degree of attainment of the O Factors. O Factors shall measure a Participant’s management effectiveness for the applicable fiscal year.

SECTION 5 P FACTOR AWARDS

On or before March 31 of each fiscal year (and in any event before the achievement of the performance objectives become substantially certain to be met), the Committee may establish and/or approve written P Factors for each Participant and a formula to determine the percentage of the maximum P Factor Award payable to the Participant based upon the degree of attainment of the P Factors. P Factors shall measure business performance for the applicable fiscal year.

SECTION 6 AWARD PAYMENTS

An O Factor or P Factor Award is payable in cash to a Participant based upon the degree of achievement of the related O Factors or P Factors during the applicable fiscal year, as certified in writing by the Committee following the release of the Company’s audited financial statements for the applicable fiscal year. With the approval of the Committee, a Participant who is covered by the stock ownership guidelines adopted by the Board, as amended from time to time, may elect to receive up to 50% of an Award in Common Stock under the Company’s 2011 Long-Term Incentive Plan or other equity incentive plan then in effect, and a Participant also may defer payment of an Award under rules established by the Committee. Any O Factor or P Factor Award may be adjusted by the Committee.

SECTION 7 TERMINATION OF EMPLOYMENT OR PARTICIPATION

(a)	Termination of Employment Due to Death, Disability or Retirement. If a Participant’s employment is terminated by reason of death, Disability or Retirement, the Participant, or the Participant’s estate, shall receive an O Factor Award and/or a P Factor Award, determined as if the Participant had remained employed for the entire fiscal year, prorated for the number of days during the fiscal year that have elapsed as of the Participant’s termination, and subject to the first sentence of Section 6.

(b)	Termination of Employment for Other Reasons. If a Participant’s employment is terminated for a reason not specified in Section 7(a), the Participant’s rights to any O and P Factor Awards for such fiscal year will be forfeited. However, the Committee may pay prorated O and P Factor Awards for the portion of the fiscal year that the Participant was employed by the Company or a Subsidiary.

(c)	Termination of Participation. The Committee may terminate any Participant’s rights to an O or P Factor Award at any time prior to the applicable payment date; provided, that the Committee may not, within the 90-day period prior to the date of a Corporate Change or at any time on or after such date, terminate or adjust any Participant’s participation with respect to the current fiscal year.

SECTION 8 CORPORATE CHANGE

(a)	Notwithstanding any provisions of Section 7 to the contrary, in the event of a Corporate Change, if a Participant’s O Factor and P Factor Awards are not replaced with Replacement Awards (defined below) at the time of the Corporate Change, then each such Award shall be deemed to be earned and immediately payable in an amount equal to the full value of the Award (with all applicable performance goals deemed achieved at the greater of (x) the applicable target amount as notified to the Participant for the performance period in which the Corporate Change occurs, and (y) the level of achievement of the performance goals for each Award as determined by the Committee not later than the date of the Corporate Change, taking into account performance through the latest date preceding the Corporate Change as to which performance can, as a practical matter, be determined (but not later than the end of the performance period)), prorated for the number of days in the fiscal year that have elapsed as of the date of the Corporate Change; provided, however, that such fraction shall be equal to one in the event that the applicable performance goals in respect of an Award have been fully achieved as of the date of such Corporate Change. A “Replacement Award” is an Award that is (i) of the same type as the Award being replaced, (ii) has a value at least equal to the value of the Award being replaced, and (iii) contains terms and conditions that are not less favorable to the Participant than the terms and conditions of the Award being replaced. A Replacement Award may take the form of a continuation of the original Award if the requirements in the preceding sentence are satisfied. The determination of whether such requirements are satisfied shall be made by the Committee, as constituted immediately before the Corporate Change, in its sole discretion.

(b)	Notwithstanding any provisions of Section 7 to the contrary, if a Participant’s Awards are replaced with Replacement Awards in connection with a Corporate Change, and prior to the end of the performance period of any such Replacement Award: (i) a Participant’s employment by an Employer shall be terminated by the Employer without Cause, or (ii) the Participant shall terminate employment with an Employer for Good Reason, then the Participant shall receive an amount equal to the full value of the Participant’s Replacement Awards, as notified to the Participant for the year in which the termination occurs (with all applicable performance goals deemed achieved at the greater of (x) the applicable target amount as notified to the Participant for the performance period in which the termination occurs, and (y) the level of achievement of the performance goals for such Replacement Award, taking into account performance through the latest date preceding the termination as to which performance can, as a practical matter, be determined (but not later than the end of the performance period)), prorated for the number of days in the fiscal year that have elapsed as of the date of the termination, payable immediately in cash. Any adjustment or termination of a Participant’s participation in the Plan that occurs at any time on or after the 90th day preceding a Corporate Change shall be of no effect.

SECTION 9 GENERAL PROVISIONS

(a)	With respect to any Participant who is a 162(m) Participant, the Plan shall be interpreted and administered in a manner that is consistent with the provisions of the 162(m) Plan, and in the event of any inconsistency between this Plan and the 162(m) Plan, the relevant provisions of the 162(m) Plan shall prevail.

(b)	The Plan is not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code. Awards under the Plan are intended to be “short-term deferrals” and to be “performance-based compensation” within the meaning of the regulations promulgated under Section 409A of the Code. The Plan shall be interpreted and administered in a manner that is consistent with this Section 9(b).

(c)	The Company may withhold or cause to be withheld from Final Awards such amounts as are necessary to satisfy all U.S. federal, state and local and non-U.S. withholding tax requirements related thereto.

(d)	The Plan is intended to constitute an “unfunded” plan and Participants shall have no claim against the Company or its assets other than as unsecured general creditors. Neither the Company nor any Subsidiary shall be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

(e)	Neither the establishment of this Plan, nor the granting of any Award, shall be construed to (a) give any Participant the right to continued employment or to any benefits not specifically provided under the Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend or terminate any of their respective employee benefit plans.

(f)	The Committee’s determinations under this Plan need not be uniform, and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards, whether or not such individuals are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations as to (a) the identity of the Participants, (b) the terms and provisions of Awards and (c) the treatment of Awards if a Participant’s employment terminates.

(g)	Nontransferability. No right or interest of any Participant in this Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

(h)	Forfeiture. Notwithstanding anything to the contrary contained in this Plan, any Award hereunder is subject to forfeiture, in whole or in part (and the Committee may from time to time amend the amount of any Award to be paid hereunder) in order to: (i) comply with applicable law, regulation, stock exchange rule or accounting rule, or (ii) comply with any Company policy regarding the recovery of erroneously awarded incentive-based compensation.

(i)	Amendment or Termination. Except as provided in Sections 7(c), 8 and 9(h), the Board may amend, modify or terminate the Plan at any time provided, that, neither the Plan nor any Award may be amended in a manner that would cause the Plan or any Award hereunder to be subject to and not to comply with the provisions of Section 409A of the Code or the regulations promulgated thereunder.

(j)	The law of the State of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to this Plan.